Exhibit 99.(c)(7)

Special Committee Follow-up July 14, 2006 Project Franklin

Table of Contents Project Franklin Section 1 Leveraged Recapitalization Economics Section 2 Tender Offer Details and Economics Appendix A Supporting Materials

Project Franklin Section 1 Leveraged Recapitalization Economics

Leveraged Recapitalization Economics Executive Summary Share Repurchase Objectives Project Franklin 1Capture many of the economic benefits afforded to the sponsor group by purchasing undervalued shares on a leveraged basis Preserve the upside in existing sizeable projects at Key delivered through the GP Preserve the unforeseen, sizeable opportunities beyond the business plan which are provided by this broad, high-quality asset base and proven management team Rebalance share ownership base with long term, fundamental investors Achieve attractive accretion in earnings per share and growth in earnings magnified by leverage Maintain creditworthiness Target $3-3.5 Bn repurchase

Leveraged Recapitalization Economics Overview of the Leveraged Repurchase Impact of Share Repurchase Project Franklin Kite has a substantial opportunity to repurchase a meaningful amount of stock by using the proceeds from its asset sales and issuing incremental debt Maintains investment grade rating It will be important to express strong commitment to investment grade rating to credit agencies Costs of going below investment grade involve more complexity and expense in issuing debt if current bonds remained outstanding 2Currently, Kite has $7.3Bn of debt (4.2x 2006 EBITDA) and a BBB / Baa2 credit rating In order to maintain the investment grade rating, it will be important to maintain total debt of less than $10Bn Kite expects $767MM of after-tax proceeds (and the removal of $377MM of debt) from the drop-down of TransMountain and the sale of 75% of Corridor Kite also expects to receive after-tax proceeds of $793MM from the sale of Power and Retail A $4Bn share repurchase should maintain the investment grade rating However, this is the edge of investment grade, it brings debt to EBITDA to 6.4x, and could create risk of non-investment grade outcomes A share repurchase of $3Bn would likely result in a downgrade to BBB- / Baa3, but is unlikely to result in Kite dropping below investment grade (represents 5.8x EBITDA) Uses$MMRepurchase of Shares @ $95 - $110 per share3,000Fees20Total3,020

Preliminary & Confidential Draft

Project Franklin

Leveraged Recapitalization Economics

Impact on Credit Statistics

- **From a financial perspective, the share repurchase**
  - **Increases Kite EPS during the 2006-2010 period**
  - **Also increases overall Kite leverage, however marginally increases free cash flow as reduced dividend payments offset increased interest expense**

Management Plan Assumptions

- Existing Debt currently has a weighted average cost of approximately 6.5%
- Sale of TransMountain for $700MM to Key
- Sale of 75% of Corridor for $225MM to income trust

Leveraged Recapitalization Additional Assumptions

- $3Bn Share Repurchase
- $105 per share Repurchase Price
- Interest Rates on New Debt: 3 Yr FRN (6.1%), 5 Yr Fixed / FRN (6.6%), 10 Yr Fixed (6.9%)
- Sale of Retail for $720MM
- Sale of Power for $175MM

Accretion / Dilution Analysis	2006	2007	2008	2009	2010
Mgmt. EPS ($)	5.00	5.50	6.75	7.63	8.34
@ $100					
Pro Forma		5.76	7.41	8.56	9.51
Acc. / Dil.		*5%*	*10%*	*12%*	*14%*
@ $105					
Pro Forma		5.68	7.31	8.43	9.37
Acc. / Dil.		*3%*	*8%*	*11%*	*12%*

Financial Summary - Management Plan $MM	2006E	2007E	2008E	2009E	2010E
Key Statistics					
EBITDA ($MM)	1,732	1,791	2,079	2,274	2,429
EPS ($)	5.00	5.50	6.75	7.63	8.34
Free Cash Flow ($MM)[1]	(197)	(599)	(111)	5	3
Fully Diluted Shares (MM)	135.3	134.0	132.2	131.9	131.2
Debt / EBITDA (x)	4.5	3.9	3.4	3.1	2.9
EBITDA / Interest (x)	3.8	4.1	4.5	4.9	5.3

Financial Summary - Leveraged Recapitalization $MM	2006E	2007E	2008E	2009E	2010E
Key Statistics					
EBITDA ($MM)	1,520	1,700	1,987	2,180	2,333
EPS ($)		5.68	7.31	8.43	9.37
Free Cash Flow ($MM)[1]		(607)	(85)	46	61
Fully Diluted Shares (MM)		105.4	103.6	103.3	102.7
Debt / EBITDA (x)	5.8	5.4	4.7	4.3	3.9
EBITDA / Interest (x)	2.6	2.9	3.3	3.6	3.9

Note
1. Operating Cash Flow - Capital Expenditures & JV Investment - Dividends

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Preliminary & Confidential Draft

Project Franklin

Leveraged Recapitalization Economics

Discounted Equity Value

Repurchase Shares @ $100

Discounted Equity Value

		2006			2007			2008			2009		
		Base Case	Share Repurchase	% Change	Base Case	Share Repurchase	% Change	Base Case	Share Repurchase	% Change	Base Case	Share Repurchase	% Change
	9.0% Cost of Equity												
P/E	15x	80.65	84.47	4.7%	94.02	102.75	9.3%	100.79	111.99	11.1%	104.62	117.51	12.3%
	16x	85.92	89.99	4.7%	99.95	109.26	9.3%	106.95	118.89	11.2%	110.79	124.55	12.4%
	17x	91.18	95.51	4.7%	105.88	115.77	9.3%	113.10	125.79	11.2%	116.97	131.59	12.5%
	18x	96.45	101.03	4.7%	111.81	122.29	9.4%	119.25	132.69	11.3%	123.15	138.62	12.6%
	10.5% Cost of Equity												
P/E	15x	80.10	83.89	4.7%	92.13	100.69	9.3%	97.50	108.32	11.1%	99.93	112.23	12.3%
	16x	85.33	89.38	4.7%	97.94	107.07	9.3%	103.44	114.99	11.2%	105.82	118.93	12.4%
	17x	90.56	94.86	4.7%	103.75	113.45	9.3%	109.39	121.66	11.2%	111.71	125.64	12.5%
	18x	95.79	100.34	4.8%	109.56	119.83	9.4%	115.34	128.33	11.3%	117.60	132.35	12.5%

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Preliminary & Confidential Draft

Project Franklin

Leveraged Recapitalization Economics

Discounted Equity Value

Repurchase Shares @ $105

Discounted Equity Value

		2006			2007			2008			2009		
		Base Case	Share Repurchase	% Change	Base Case	Share Repurchase	% Change	Base Case	Share Repurchase	% Change	Base Case	Share Repurchase	% Change
	9.0% Cost of Equity												
P/E	15x	80.65	83.33	3.3%	94.02	101.35	7.8%	100.79	110.48	9.6%	104.62	115.94	10.8%
	16x	85.92	88.78	3.3%	99.95	107.77	7.8%	106.95	117.28	9.7%	110.79	122.87	10.9%
	17x	91.18	94.22	3.3%	105.88	114.19	7.9%	113.10	124.08	9.7%	116.97	129.80	11.0%
	18x	96.45	99.66	3.3%	111.81	120.61	7.9%	119.25	130.88	9.8%	123.15	136.73	11.0%
	10.5% Cost of Equity												
P/E	15x	80.10	82.76	3.3%	92.13	99.32	7.8%	97.50	106.86	9.6%	99.93	110.72	10.8%
	16x	85.33	88.17	3.3%	97.94	105.61	7.8%	103.44	113.43	9.7%	105.82	117.33	10.9%
	17x	90.56	93.58	3.3%	103.75	111.90	7.9%	109.39	120.01	9.7%	111.71	123.94	10.9%
	18x	95.79	98.98	3.3%	109.56	118.19	7.9%	115.34	126.58	9.7%	117.60	130.55	11.0%

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Project Franklin Section 2 Tender Offer Details and Economics

Tender Offer Details and Economics Tender Offer Mechanics Dutch Auction Project Franklin 6Kite will offer to purchase up to a fixed number of shares of its common stock at a price between a specified price range Will file tender documents with SEC, but review is not required prior to mailing Kite will then mail offer to shareholders The offer to purchase shares must be open for 20 business days Investors will tender some or all of their shares and specify a number of shares and a share price to sell as part of the tender Investors can tender and specify the “clearing price” to maximize the likelihood of participating in the tender At the end of the 20 business day period, Kite will select the lowest price within the range that allows the Company to purchase the amount of shares sought All investors who tender at or below the chosen price will receive the same price (the “clearing price”) In the case of oversubscription, investors who tender will be subject to pro-ration In the case of undersubscription, Kite will purchase the amount of shares tendered at the highest price specified by investors within the range Kite may upsize the tender by 2% of the Company’s total shares outstanding without extending the offer Kite will typically not hear much investor feedback until the very end of the tender period as investors will wait to make a decision Kite stock price will generally settle to a level within the “specified range.” There will be a technical bid for the stock during the tender period In order to repurchase a meaningful number of shares in a short time, a tender offer is the most efficient method The benefits of a Dutch tender offer include Market sets tender price / premium Price range increases likelihood of repurchasing targeted amount Most common tender approach provides market familiarity The main drawback to a tender offer is that it exposes repurchase to 20 days of price risk

Preliminary & Confidential Draft

Project Franklin

- Key factors to estimate a tender offer premium
  - Implied clearing price based on EPS framework
  - Market expectations
  - Valuation of company relative to peers and historical multiples
  - Recent shareholder activity

Case Studies

- Tribune's stock had steadily declined over the previous two years, requiring a premium of up to 17% to avoid undersubscription
  - $28.00-$32.50 launch range (0% to 17% premium)
  - Chandler family signaling desire to break up the company impacted outcome
- The implied clearing price for ACS was above the 10% high end of the dutch auction range
  - $56.00 to $63.00 launch range (-2% to 10% premium)
  - Resulted in buying back 13% of desired stock

Tender Offer Details and Economics

Optimal Share Repurchase Size and Premium

Lessons learned from Tribune and ACS

Tender Premium Analysis P/E Framework	Recent Case Studies Tribune Company 5/30/2006	 Affiliated Computer Services - 1/26/2006	Hite $3Bn 7/12/2006
2007E EPS	$2.07	$3.93	$5.41
Fully Diluted Shares (MM)	306	127	136
Current Share Price	$27.89	$57.17	$100.00
Current P/E	13.5	14.5	18.5
Tender Shares (MM)	53.0	55.5	28.6
Percent of Fully Diluted Shares	17.3%	43.7%	21.1%
Implied Clearing Price (constant multiple)	$30.24	$65.50	$104.80
Tender Size ($MM)	1,603	3,635	3,000
Borrowing Rate / Return on Cash	6.300%	7.500%	6.520%
Tax Rate	35%	35%	35%
Incremental After-Tax Interest Expense ($MM)	66	177	127
Fully Diluted Shares Post-Tender (MM)	253	71	107
Pro-forma 2007E EPS	$2.24	$4.50	$5.67
Implied Clearing P/E / Price / Premium	13.5x / $30.24 / 8.4%	14.5x / $65.50 / 14.6%	18.5x / $104.80 / 4.8%
	14.5x / $32.48 / 16.5%	15.5x / $70.01 / 22.5%	19.5x / $110.47 / 10.5%

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Tender Offer Details and Economics Kite Stock Trading Volume Analysis Prior and Post Announcement of Proposal Project Franklin 8Volume Traded by Price Range – Post-Announcement Source FactSet Volume Traded by Price Range – LTM Pre-Announcement Source FactSet Over the twelve months prior to the Proposal, 4.6MM shares traded at prices at or above $100 / share, representing 2.8% of the shares traded 166MM shares traded over that twelve month period vs. 56MM since announcement Since announcement, 30.5MM shares traded at or above $100 / share, representing 55% of the traded volume Average price in this period was $100.14(1) Note 1. Based on Volume Weighted Average Share Price

Project Franklin Appendix A Supporting Materials

Preliminary & Confidential Draft

Project Franklin

Supporting Materials

Precedent Tender Offers

2005 to Present ($100MM+ Sought, Pre-tender Market Capitalization $500MM+)

Selected U.S. Equity Self-Tenders

		Pre-Tender (Announcement)	Shares Outstanding Sought				Premium Range at Announcement [2]		Results	
Announcement Date	Issuer	Market Cap ($MM)	Max Value ($MM)	% of Outstanding	Multiple of Adj. Typical ADTV [1]	Fixed Price / Dutch Auction	Low (%)	High (%)	Purchased as % of Sought	Premium Paid to Price at Announcement
07/11/2006	Mirant Corporation	$8,050	$1,247	14.3%	13.2x	Dutch	-0.6%	12.0%	TBD	TBD
07/06/2006	Laidlaw International, Inc.	$2,575	$428	15.3%	24.0x	Dutch	-1.5%	10.0%	TBD	TBD
05/30/2006	Tribune Company	$8,450	$1,723	17.5%	37.9x	Dutch	0.4%	16.5%	85%	16.5%
05/16/2006	Liberty Global, Inc. - Class A	$6,000	$250	4.4%	7.8x	Fixed	10.8%		100%	10.8%
05/16/2006	Liberty Global, Inc. - Class C	$6,000	$250	4.5%	12.9x	Fixed	10.8%		100%	10.8%
05/10/2006	Cumulus Media Inc.	$650	$144	24.1%	28.8x	Dutch	-4.8%	8.1%	100%	-0.5%
03/17/2006	CBRL Group, Inc.	$2,100	$771	35.4%	34.9x	Dutch	-5.2%	3.8%	100%	-5.2%
03/08/2006	The Brink's Company	$2,850	$525	17.0%	25.0x	Dutch	-2.3%	8.0%	100%	5.3%
03/07/2006	AutoNation, Inc.	$6,500	$1,150	19.0%	46.5x	Fixed	10.1%		100%	10.1%
01/26/2006	Affiliated Computer Services	$6,750	$3,497	47.2%	50.5x	Dutch	-2.0%	10.2%	13%	10.2%
11/18/2005	Emdeon Corporation	$2,900	$492	17.4%	31.3x	Fixed	-2.0%		100%	-2.0%
11/14/2005	Agilent Technologies, Inc.	$16,250	$2,701	14.8%	29.2x	Dutch	-2.8%	12.4%	100%	9.3%
10/04/2005	Brookfield Homes Corporation	$1,750	$166	9.7%	20.0x	Fixed	-1.6%		100%	-1.6%
10/13/2005	HCA, Inc.	$21,100	$2,500	11.1%	25.0x	Dutch	-7.9%	7.1%	57%	7.1%
09/12/2005	Dycom Industries, Inc.	$950	$200	19.4%	2.4x	Dutch	-3.0%	10.1%	92%	10.1%
08/29/2005	EGL, Inc.	$1,050	$250	20.3%	21.9x	Dutch	-0.6%	14.9%	84%	14.9%
07/19/2005	Exar Corporation	$675	$120	16.7%	29.4x	Dutch	-5.2%	7.4%	100%	1.1%
06/29/2005	Performance Food Group Company	$1,375	$315	21.3%	41.7x	Dutch	-6.1%	7.5%	100%	1.6%
05/25/2005	PolyMedica Corporation	$850	$168	17.6%	33.9x	Dutch	-0.2%	12.0%	82%	21.8%
06/14/2005	Mylan Laboratories, Inc.	$4,775	$1,000	18.1%	27.1x	Dutch	1.7%	15.8%	100%	10.2%
05/10/2005	Emmis Communications Corporation	$800	$400	39.3%	50.8x	Dutch	11.7%	27.8%	100%	26.2%
05/06/2005	Meadwestvaco Corporation	$6,000	$520	7.8%	19.5x	Dutch	-3.9%	10.6%	100%	0.4%
04/14/2005	Kerr-McGee Corporation	$12,100	$4,002	26.6%	21.8x	Dutch	14.9%	24.4%	100%	14.9%
04/05/2005	TNS, Inc.	$625	$167	32.2%	97.5x	Dutch	-1.9%	0.8%	70%	0.8%
03/30/2005	OfficeMax Incorporated	$3,100	$799	25.2%	23.5x	Dutch	-9.7%	2.4%	100%	-0.6%
02/11/2005	Hewitt Associates, Inc.	$1,750	$252	14.0%	32.0x	Dutch	-4.1%	4.1%	100%	-4.1%

Notes
1. Typical ADTV (average daily trading volume) is representative of long term historical ADTV; adjusted downward by 20% to account for NASDAQ reporting conventions
2. Based on last closing price prior to announcement

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Preliminary & Confidential Draft

Project Franklin

Supporting Materials

Kite Projections

Selected Income and Cash Flow Statement Items and Credit Statistics

Financial Summary - Management Plan
$MM

	2006E	2007E	2008E	2009E	2010E
Income Statement Statistics					
EBITDA	1,732	$1,791	$2,079	$2,274	$2,429
Growth %		3%	16%	9%	7%
EBIT	1,481	1,573	1,857	2,047	2,197
Growth %		6%	18%	10%	7%
Interest Expense	456	437	457	461	460
Income Tax	348	398	507	580	642
Net Income	677	737	893	1,006	1,095
Fully Diluted Shares Outstanding	135	134	132	132	131
Earnings Per Share	5.00	5.50	6.75	7.63	8.34
Cash Flow Statistics					
Cash Flow from Operations	896	714	981	1,117	1,203
Growth %		(20%)	37%	14%	8%
Capital Expenditures & JV Investments	(623)	(409)	(439)	(395)	(399)
Dividends / Treasury Stock Activity	(470)	(903)	(654)	(717)	(800)
Free Cash Flow [1]	(197)	(599)	(111)	5	3
Dividends Per Share	3.50	3.85	4.25	4.70	5.20
Credit Statistics					
Debt / Capitalization	54%	54%	53%	51%	50%
Debt / EBITDA (x)	4.5	3.9	3.4	3.1	2.9
EBITDA / Interest (x)	3.8	4.1	4.5	4.9	5.3

Note
1. Operating Cash Flow – Capital Expenditures & JV Investments – Dividends

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Preliminary & Confidential Draft

Project Franklin

Supporting Materials

Kite Pro-Forma Projections

Assumes Leveraged Recap with Simultaneous $3Bn Share Buyback

Financial Summary - Leveraged Recapitalization

$MM

	2006E	2007E	2008E	2009E	2010E
Income Statement Statistics					
EBITDA	1,520 [1]	$1,700	$1,987	$2,180	$2,333
Growth %		*12%*	*17%*	*10%*	*7%*
EBIT		1,504	1,786	1,975	2,123
Growth %			*19%*	*11%*	*8%*
Interest Expense		581	599	601	597
Income Tax		324	430	503	564
Net Income		599	757	872	962
Fully Diluted Shares Outstanding		105	104	103	103
Earnings Per Share		5.68	7.31	8.43	9.37
Cash Flow Statistics					
Cash Flow from Operations [2]		534	823	961	1,047
Growth %			*54%*	*17%*	*9%*
Capital Expenditures & JV Investments		(348)	(378)	(334)	(338)
Dividends		(793)	(531)	(580)	(648)
Free Cash Flow [3]		(607)	(85)	46	61
Dividends Per Share		*3.85*	*4.25*	*4.70*	*5.20*
Credit Statistics					
Debt / Capitalization	75%	76%	74%	71%	68%
Debt / EBITDA (x)	5.8	5.4	4.7	4.3	3.9
EBITDA / Interest (x)	2.6	2.9	3.3	3.6	3.9

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Notes
1. Estimated to reflect discontinued operations of Retail, Power, Transmontaigne and Corridor
2. Cash Flow from Operations includes $200MM of expected fees
3. Operating Cash Flow – Capital Expenditures & JV Investments – Dividends

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